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                                                                   EXHIBIT 10.35

                    2000 NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT, dated as of June 6, 2000, is made by and between AMPHENOL CORPORATION a Delaware corporation (hereinafter referred to as the "Company"), and Edward G. Jepsen, an employee of the Company or a Subsidiary (as defined below) (hereinafter referred to as "Optionee").

     WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase 117,000 shares of its Class A Common Stock, par value $.001 per share at an exercise price of $49.5625 per share (the "Common Stock");

     WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

     WHEREAS, the Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be the advantage and best interest of the Company and its stockholder to grant the Non-Qualifed Options provided for herein to the Optionee as an incentive for increased efforts during his or her employment with the Company or its Subsidiaries, and has advised the Company thereof and instructed the undersigned officer to issue said Options;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

     Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

SECTION 1.1 - AFFILIATE

     "Affiliate" shall mean, with respect to the Company or KKR (as hereinafter defined), any corporation or entity directly or indirectly controlling, controlled by, or under common control with, the Company or KKR.

SECTION 1.2 - CAUSE

     "Cause" shall mean, (i) the Optionee's willful and continued failure to perform his or her duties with respect to the Company or its Subsidiaries which continues beyond 10 days after notice is provided to the Optionee by the Company or (ii) misconduct by the Optionee (x) involving dishonesty or breach of trust in connection with Optionee's employment, (y) which would be a reasonable basis for an indictment of the Optionee of a felony or misdemeanor involving moral turpitude or (z) which the Committee determines is likely to result in a demonstrable injury to the Company.

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SECTION 1.3 - CHANGE OF CONTROL

     "Change of Control" shall mean (i) a sale of all or substantially all of the assets of the Company to a Person who is not an Affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), (ii) an acquisition of voting stock of the Company resulting in more than 50% of the voting stock of the Company being held by a Person or Group that does not include KKR or any of its Affiliates or (iii) the consummation of a merger, reorganization, business combination or liquidation of the Company, but only if such merger, reorganization, business combination or liquidation results in the KKR 1996 Fund L.P., a Delaware limited partnership (the "Partnership") or NXS Associates L.P., or any affiliates or affiliates thereof, together no longer having power (A) to elect a majority of the Board of Directors of the Company or such other corporation which succeeds to the Company's rights and obligations pursuant to such merger, reorganization, business combination or liquidation, or (B) if the resulting entity of such merger, reorganization, business combination or liquidations is not a corporation, to select the general partner(s) or other persons or entities controlling the operations and business of the resulting entity. See 3.1(a) for application of Change of Control.

SECTION 1.4 - CODE

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.5 - COMMITTEE

     "Committed" shall mean the Compensation Committee of the Board Directors of the Company.

SECTION 1.6 - GOOD REASON

     "Good Reason" shall mean (i) a reduction in Optionee's base salary (other than a broad based salary reduction program affection many members of management), (ii) a substantial reduction in Optionee's duties and responsibilities other than as approved by the Chief Executive Officer of the Company as of the date of this Agreement, (iii) the elimination or reduction of the Optionee's eligibility to participate in the Company's benefit programs that is inconsistent with the eligibility of similarly situated employees of the Company to participate therein, or (iv) a transfer of the Optionee's primary workplace by more than fifty (50) miles from the workplace as of the date hereof.

SECTION 1.7 - GRANT DATE

     "Grant Date" shall mean the date as of which the Options provided for in this Agreement were granted.

SECTION 1.8 - GROUP

     "Group" means two or more Persons acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

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SECTION 1.9 - MANAGEMENT STOCKHOLDER'S AGREEMENT

     "Management Stockholder's Agreement" shall mean the 2000 Management Stockholder's Agreement, between the Optionee and the Company.

SECTION 1.10 - OPTIONS

     "Options" shall mean the non-qualified options, to purchase Common Stock granted under this Agreement.

SECTION 1.11 - PERMANENT DISABILITY

     The Optionee shall be deemed to have a "Permanent Disability" if the Optionee is unable to engage in the activities required by the Optionee's job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

SECTION 1.12 - PERSON

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

SECTION 1.13 - PLAN

     "Plan" shall mean the 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries.

SECTION 1.14 - PRONOUNS

     The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.


SECTION 1.15 - RETIREMENT

     "Retirement" shall mean retirement at age 65 or over (or such other age as may be approved by the Compensation Committee of the Board of Directors of the Company) after having been employed by the Company or a Subsidiary for at last three years after the Grant Date.

SECTION 1.16 - SECRETARY

     "Secretary" shall mean the Secretary or an Assistant Secretary of the Company.

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SECTION 1.17 - SUBSIDIARY

     "Subsidiary" shall mean any corporation in an unbroken chain of corporation beginning with the Company if each of the corporation, as group of commonly controlled corporations (other than the last corporation in the unbroken chain), then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.18 - TRIGGER DATE

     "Trigger Date shall mean the date hereof.

ARTICLE II

GRANT OF OPTIONS

SECTION 2.1 - GRANT OF OPTIONS

     For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee, subject to Section 2.4, an Option to purchase any part or all of an aggregate of 117,000 shares of its $.001 par value Class A Common Stock upon the terms and conditions set forth in this Agreement.

SECTION 2.2 - EXERCISE PRICE

     Subject to Section 2.4, the exercise price of the shares of stock covered by the Options (the "Option Exercise Price") shall be $49.5625 per share without commission or other charge.

SECTION 2.3 - NO RIGHT TO EMPLOYMENT

     Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause.

SECTION 2.4 - ADJUSTMENTS IN OPTIONS PURSUANT TO MERGER, CONSOLIDATION, ETC.

     Subject to Section 9 of the Plan, in the event that the outstanding shares of the stock subject to an Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock divided, combination of shares, or otherwise, the Committee shall make an adjustment in the number and kind of shares and/or the amount of consideration as to which or for which, as the case may be, such Option, or portions thereof then unexercised, shall be exercisable, in such manner as the Committee determines is reasonably necessary to maintain as nearly as practicable the rights, benefits and obligations that the parties would have had absent such event. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

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ARTICLE III

PERIOD OF EXERCISABLILTY

SECTION 3.1 - COMMENCEMENT OF EXERCISABILITY

     (a) Options shall become exercisable as follows:

                                           Percentage of Option
Date Option                                Shares Granted As to Which
Option is Exercisable                      Becomes Exercisable
---------------------                      --------------------------
After the first anniversary
 of the Trigger Date                                    20%
After the second anniversary
 of the Trigger Date                                    40%
After the third anniversary
 of the Trigger Date                                    60%
After the fourth anniversary
 of the Trigger Date                                    80%
After the fifth anniversary
 of the Trigger Date                                   100%

     Notwithstanding the foregoing, (x) no Options shall become exercisable prior to the time the Plan is approved by the Company's stockholders, and (y) subject to the immediately preceding clause (x), the Options shall become immediately exercisable as to 100% of the shares of Common Stock subject to such Options immediately prior to a Change of Control (but only to the extent such Options have not otherwise terminated or become exercisable). The sale or disposition of a division, business segment or Subsidiary of the Company shall NOT cause Options to become immediately exercisable. Pursuant to the authority granted to it in Section 5.1, the Committee shall decide what, if any, options shall become exercisable and when any such Options much be exercised upon the sale or disposition of a division, business segment or Subsidiary of the Company.

     (b) Notwithstanding the foregoing, no Option shall become exercisable as to any additional shares of Common Stock following the termination of employment of the Optionee for any reason other than a termination of employment because of death, Retirement or Permanent Disability of the Optionee, and any Option (other than as provided in the next succeeding sentence) which is non-exercisable as of the Optionee's termination of employment shall be immediately cancelled. In the event of a terminated of employment because of death, Retirement or Permanent Disability of the Optionee and provided that the Optionee has been employed for at least three years after June 6, 2000, all Options awarded hereunder shall become

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immediately exercisable. If the Optionee has not been employed for such three-year period, then Options shall not become exercisable for any additional shares of Common Stock.

SECTION 3.2 - EXPIRATION OF OPTIONS

     The Options may not be exercised to any extent by the Optionee after the first to occur of the following events:

     (a) The tenth anniversary of the Grant Date; or

     (b) The first anniversary of the date of the Optionee's termination of employment by reason of death, Permanent Disability or Retirement. For these purposes, termination of employment shall mean the date on which the Optionee ceases working for the Company or a Subsidiary of the Company or such later day as the Committee in their discretion deems to be appropriate; or

     (c) 90 days after termination of employment of the Optionee for any reason other than for death, Permanent Disability or Retirement. For these purposes, termination of employment shall mean the date on which the Optionee ceases working for the Company or a Subsidiary of the Company or such later day as the Committee in their discretion deems to be appropriate; or

     (d) If the Committee so elects pursuant to Section 9 of the Plan, the effective date of a Transaction; provided, however, that the Committee has provided Optionee with a reasonable period of notice prior to the effective date of such Transaction in which to exercise Options that have then neither been fully exercised nor become unexercisable under this
     Section 3.2.

ARTICLE IV

EXERCISE OF OPTIONS

SECTION 4.1 - PERSON ELIGIBLE TO EXERCISE

     Except as provided in the 2000 Management Stockholder's Agreement, during the lifetime of the Optionee, only he or his personal legal representative may exercise an Option or any portion thereof. After the death the Optionee, any previously exercised portion of an Option may, prior to the time when an Option become exercisable under Section 3.2, be exercised or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

SECTION 4.2 - PARTIAL EXERCISE

     Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

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SECTION 4.3 - MANNER OF EXERCISE

     An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

     (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

     (b) Full payment of the Options Exercise Price (in cash, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised;

     (c) Full payment (in cash, by check or by a combination thereof) of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option;

     (d) Notwithstanding (b) and (c), if the Option exercise request follows the death, Permanent Disability, Retirement, involuntary termination without Cause or voluntary termination with Good Reason, the Committee, acting upon the recommendation of senior management of the Company may allow, but shall not be required to allow, the full payments contemplated by (b) and (c) above to be paid with shares of Common Stock or Options of equivalent value;

     (e) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares of any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above, provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act any other federal or state securities laws or regulations; and

     (f) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (e) above and the agreements herein. The written representation and agreement referred to in subsection (e) above shall, however, not be required if the shares to be issued pursuant to such exercise have been register under the Act, and such registration is then effective in respect of such shares.

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SECTION 4.4 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

     The shares of stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be validly issued, fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience. Absent such a determination by the Committee, 20 business days shall be deemed to be a reasonable period of time.

SECTION 4.5 - RIGHTS AS STOCKHOLDER

     The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder.

ARTICLE V

MISCELLANEOUS

SECTION 5.1 - ADMINISTRATION

     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

SECTION 5.2 - OPTIONS NOT TRANSFERABLE

     Except as provided in the Management Stockholder's Agreement, neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any

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attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 5.3 - SHARES TO BE RESERVED

     The Company shall at all times during the term of the Options reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

SECTION 5.4 - NOTICES

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be hand delivered, delivered by overnight delivery or sent via confirmed telecopy.

SECTION 5.5 - TITLES

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 5.6 - APPLICABILITY OF PLAN AND MANAGEMENT STOCKHOLDER'S AGREEMENT

     The Options and the shares of Common Stock issued to the Optionee upon exercise of the Options shall be subject to all of the terms and provisions of the Plan and the Management Stockholder's Agreement, to the extent applicable to the Options and such shares. In the event of any conflict between this Agreement and the plan, the terms of the Plan and the Management Stockholder's agreement, the terms of the Management Stockholder's Agreement shall control.

SECTION 5.7 - AMENDMENT

     This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement; PROVIDED HOWEVER that the Committee in its reasonable discretion may unilaterally amend the Agreement if it determines that such amendment would be beneficial to the Optionee.

SECTION 5.8 - GOVERNING LAW

     The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law might be applied under principle of conflicts of laws.

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SECTION 5.9 - JURISDICTION

     Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect thereof, may be brought in any court of competent jurisdiction in the State of Connecticut (or if the Company moves its corporate headquarters to another state, in that state), and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Connecticut (or if the Company moves its corporate headquarters to another state, in that state), and hereby further irrevocably waives any claim that any such suit, action or proceedings brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Connecticut (or if the Company moves its corporate headquarter to another state, in that state), and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Optionee hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for may counterclaim therein.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                               AMPHENOL CORPORATION

                                               By /s/ Martin H. Loeffler
                                                  -------------------------
                                                  Martin H. Lodffler
                                                  Chairman, President & CEO
OPTIONEE:

/s/ Edward G. Jepsen
--------------------
Edward G. Jepsen

14 Gale Road
Bloomfield, CT 06002
--------------------
   Address

Edward G. Jepsen's Taxpayer
Identification Number:

507-52-004
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